                                    AGREEMENT                         Exhibit 5


                  The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on
Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of CDnow Common Stock.

                  This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

                  This agreement may be executed in counterparts and all so executed shall constitute the agreement.

Dated:  March 20, 2000                     SONY CORPORATION





                                           By: /s/ Teruhisa Tokunaka
                                              ---------------------------

                                               Name: Teruhisa Tokunaka

                                               Title: Chief Financial Officer



                                           SONY CORPORATION OF AMERICA




                                           By: /s/ M.N. Henny
                                              ---------------------------

                                               Name: M.N. Henny

                                               Title: Executive



                                           SONY MUSIC ENTERTAINMENT INC.



                                           By: /s/ Thomas C. Tyrrell
                                              ---------------------------

                                               Name: Thomas C. Tyrrell

                                               Title: Secretary